As filed with the Securities and Exchange Commission on March 28, 2013
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________
Form S-8
REGISTRATION STATEMENT
UNDER THE
SECURITIES ACT OF 1933
________________
Amyris, Inc.
(Exact name of Registrant as specified in its charter)
Delaware	55-0856151
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)
Amyris, Inc.
5885 Hollis Street, Suite 100
Emeryville, CA 94608
(510) 450-0761
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

2010 Equity Incentive Plan
2010 Employee Stock Purchase Plan
 (Full title of the plans)

John G. Melo
President and Chief Executive Officer
Amyris, Inc.
5885 Hollis Street, Suite 100
Emeryville, CA 94608
(510) 450-0761
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:
Gordon K. Davidson, Esq.
Daniel J. Winnike, Esq.
Fenwick & West LLP
Silicon Valley Center
801 California Street
Mountain View, California 94041
(650) 988-8500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company (as defined in Rule 12b-2 of the Exchange Act):

Large Accelerated Filer [ ]	Accelerated Filer [X]
Non-accelerated Filer [ ]	Smaller Reporting Company [ ]
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.0001 par value
-- To be issued under the 2010 Equity Incentive Plan	434,404(2)	$2.73(3)	$1,185,922.92	$161.76
-- To be issued under the 2010 Employee Stock Purchase Plan	687,096(4)	$2.32(5)	$1,594,062.72	$217.44
Total	1,121,500		$2,779,985.64	$379.20

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement on Form S-8 (the “Registration Statement”) shall also cover any additional shares of the Registrant’s common stock that become issuable under the Registrant’s 2010 Equity Incentive Plan (“2010 EIP”) or 2010 Employee Stock Purchase Plan (“2010 ESPP”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.

(2)
Represents a portion of the automatic increase in the number of shares available for issuance under the 2010 EIP, which total increase was equal to approximately 5% of 68,709,660 shares, the total outstanding shares of the Registrant’s Common Stock as of December 31, 2012.  This automatic increase was effective as of January 1, 2013 and Registrant is filing this Registration Statement with respect to a subset of the increase based on the number of shares it has elected to cover with this Registration Statement at this time.  Shares available for issuance under the 2010 EIP were previously registered on registration statements on Form S-8 filed with the Securities and Exchange Commission (“SEC”) on October 1, 2010 (Registration No. 333-169715), February 28, 2011 (Registration No. 333-172514) and March 9, 2012 (Registration No. 333-180006).

(3)
Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and (h) under the Securities Act and based upon the average of the high and low prices of the Registrant’s common stock as reported on the NASDAQ Global Market on March 22, 2013.

(4)
Represents an automatic increase in the number of shares available for issuance under the 2010 ESPP equal to approximately 1% of 68,709,660 shares, the total outstanding shares of the Registrant’s Common Stock as of December 31, 2012.  This automatic increase was effective as of January 1, 2013.  Shares available for issuance under the 2010 ESPP were previously registered on registration statements on Form S-8 filed with the SEC on October 1, 2010 (File No. 333-169715), February 28, 2011 (Registration No. 333-172514) and March 9, 2012 (Registration No. 333-180006).

(5)
Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and (h) under the Securities Act and based upon the average of the high and low prices of the Registrant’s common stock as reported on the NASDAQ Global Market on March 22, 2013, multiplied by 85%, which is the percentage of the trading price per share applicable to purchasers under the Registrant’s 2010 Employee Stock Purchase Plan.

REGISTRATION OF ADDITIONAL SHARES
PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, the Registrant is filing this Registration Statement with the SEC to register (1) 434,404 additional shares of common stock under the Registrant’s 2010 EIP and (2) 687,096 additional shares of common stock under its 2010 ESPP pursuant to the provisions of those plans providing for an automatic increase in the number of shares of common stock reserved for issuance under such plans.  This Registration Statement hereby incorporates by reference the contents of the Registrant’s registration statements on Form S-8 filed with the SEC on October 1, 2010 (Registration No. 333-169715), February 28, 2011 (Registration No. 333-172514) and March 9, 2012 (Registration No. 333-180006).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Emeryville, State of California, on this 28th day of March, 2013.

AMYRIS, INC.

By:	/s/ John G. Melo
John G. Melo
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John G. Melo, Steven R. Mills and Gary Loeb, and each of them, as his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ John G. Melo	Director, President and Chief Executive Officer	March 28, 2013
John G. Melo	(Principal Executive Officer)

/s/ Steven R. Mills	Chief Financial Officer	March 28, 2013
Steven R. Mills	(Principal Accounting and Financial Officer)

/s/ Ralph Alexander	Director	March 28, 2013
Ralph Alexander

/s/ Philippe Boisseau	Director	March 28, 2013
Philippe Boisseau

/s/ Nam-Hai Chua	Director	March 28, 2013
Nam-Hai Chua

/s/John Doerr	Director	March 28, 2013
John Doerr

/s/ Geoffrey Duyk	Director	March 28, 2013
Geoffrey Duyk

/s/ Arthur Levinson	Director	March 28, 2013
Arthur Levinson

/s/ Patrick Pichette	Director	March 28, 2013
Patrick Pichette

/s/ Carole Piwnica	Director	March 28, 2013
Carole Piwnica

/s/ Fernando Reinach	Director	March 28, 2013
Fernando Reinach

Signature	Title	Date

/s/ HH Sheikh Abdullah bin Khalifa Al Thani	Director	March 28, 2013
HH Sheikh Abdullah bin Khalifa Al Thani

EXHIBIT INDEX

Exhibit		Incorporated by Reference				Filed
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith

4.01	Restated Certificate of Incorporation of the Registrant	10-Q	001-34885	3.1	11/10/2010

4.02	Restated Bylaws of the Registrant	10-Q	001-34885	3.2	11/10/2010

4.03	Form of Registrant’s common stock certificate	S-1	333-166135	4.01	07/06/2010

4.13	2010 Equity Incentive Plan of the Registrant and forms of award agreements thereunder	S-1	333-166135	10.44	06/23/2010

4.14	2010 Employee Stock Purchase Plan of the Registrant and form of Subscription Agreement thereunder	S-1	333-166135	10.45	07/06/2010

5.01	Opinion of Fenwick & West LLP					X

23.01	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm					X

23.02	Consent of Fenwick & West LLP (contained in Exhibit 5.01)					X

24.01	Power of Attorney (included on the signature page to this Registration Statement)					X